Exhibit 99.1

CONSENT OF MTS SECURITIES, LLC

We hereby consent to (i) the inclusion of our opinion letter, dated July 31, 2023, addressed to the Board of Directors of EQRx, Inc. (“EQRx”) as Annex B to the joint proxy statement/prospectus that forms a part of the Registration Statement on Form S-4 of Revolution Medicines, Inc. (“Revolution Medicines”) relating to the proposed mergers of (a) Equinox Merger Sub I, Inc. (“Merger Sub I”), a direct and wholly owned subsidiary of Revolution Medicines with and into EQRx (the “first merger”), with EQRx surviving the first merger as a direct wholly owned subsidiary of Revolution Medicines, and as soon as practicable after the first merger and (b) as the second step in a single integrated transaction with the first merger, EQRx with and into Equinox Merger Sub II LLC, a direct and wholly owned subsidiary of Revolution Medicines (“Merger Sub II”), with Merger Sub II surviving as a direct, wholly owned subsidiary of Revolution Medicines, and (ii) the references to such opinion in such joint proxy statement/prospectus under the headings “Summary—Opinion of MTS, EQRx’s Financial Advisor,” “Risk Factors—Risks Related to the Mergers,” “The Mergers—Background of the Mergers,” “The Mergers—Recommendation of the EQRx Board of Directors; EQRx’s Reasons for the Mergers,” “The Mergers—Certain EQRx Unaudited Prospective Financial Information,” and “The Mergers—Opinion of MTS, EQRx’s Financial Advisor.” Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

MTS SECURITIES, LLC

/s/ MTS SECURITIES, LLC

New York, New York

September 13, 2023